Highbury Financial Inc. Financial and Operating Results
for the First Quarter of 2007

Company Reports Basic EPS of $0.10 and Basic Cash EPS of $0.13;
Diluted EPS of $0.09 and Diluted Cash EPS of $0.11

Denver, Colorado, May 1, 2007 — Highbury Financial Inc. (OTCBB: HBRF) today reported its financial and operating results for the first quarter ended March 31, 2007.

Net Income for the first quarter of 2007 was $974,899, compared to $97,155 for the first quarter of 2006.  Cash Net Income was $1,234,731 for the first quarter of 2007, compared to $97,155 for the first quarter of 2006.  Basic and diluted Cash Net Income per share (“Cash EPS”) for the first quarter of 2007 were $0.13 and $0.11, respectively, compared to $0.01 and $0.01, respectively, for the first quarter of 2006, prior to Highbury’s acquisition of the U.S. mutual fund business of ABN AMRO. Basic and diluted earnings per share for the first quarter of 2007 were $0.10 and $0.09, respectively, compared to $0.01 and $0.01, respectively, for the same period of 2006.  (Cash Net Income is defined in the attached tables.)

For the first quarter of 2007, revenue was $11.1 million, compared to zero for the first quarter of 2006.  Adjusted EBITDA for the first quarter of 2007 was $1,583,695, compared to $154,350 for the same period of 2006. (Adjusted EBITDA is defined in the attached tables.)

As of March 31, 2007, Highbury had $5,437 million of total assets under management, compared to $5,653 million as of December 31, 2006.  As of March 31, 2007, mutual fund assets under management were $5,231 million, compared to $5,454 million as of December 31, 2006, a decline of approximately 4%.  This decline resulted from net client cash flows, which represent aggregate contributions from new and existing clients less withdrawals, of approximately $293 million, offset by market appreciation of approximately $70 million.  During the first quarter of 2007, separate account assets under management increased from $199 million to $206 million.

Since the consummation of the acquisition of the U.S. mutual fund business of ABN AMRO in November 2006, Aston has created two new equity mutual funds.  The Aston/Optimum Large Cap Opportunity Fund opened in December 2006, and the Aston/River Road Small-Mid Cap Fund opened in March 2007.  In addition, Aston is in discussions with additional investment management firms and existing sub-advisers to create a variety of new mutual funds.  The investment styles of these funds, if created, may include global equities, international equities, global real estate and large, mid and small cap U.S. equities.

Richard S. Foote, President and Chief Executive Officer, stated, “In the first quarter of 2007 Highbury’s weighted average assets under management totaled $5,548 million with a weighted average fee basis of 0.81%. We expect Highbury’s 2007 Adjusted EBITDA to be 18.2% of affiliate revenue less holding company expenses.  As of March 31, 2007, Highbury had cash and equivalents, short-term investments and marketable securities of $10.1 million and no debt outstanding.  Additionally, Highbury has substantial senior and subordinated term debt capacity. This debt capacity and our expected after-tax free cash flow support our strategy of providing permanent capital solutions to mid-sized investment management firms.”

Highbury is an investment management holding company providing permanent capital solutions to mid-sized investment management firms. We pursue acquisition opportunities and seek to establish accretive partnerships with high quality investment management firms. Highbury’s strategy is to provide permanent equity capital to fund buyouts from corporate parents, buyouts of founding or departing partners, growth initiatives, or exit strategies for private equity funds. This strategy includes leaving material equity interests with management teams to align the interests of management and Highbury’s shareholders and, in general, does not include integrating future acquisitions, although Highbury may execute add-on acquisitions for its current or future affiliates. We seek to augment and diversify our sources of revenue by asset class, investment style, distribution channel, client type and management team. We intend to fund acquisitions with retained net income or the issuance of debt or equity.

Questions and inquiries for further information may be directed to Richard S. Foote, President and Chief Executive Officer of Highbury Financial Inc. He can be reached via telephone at 212-688-2341. More information is also available at www.highburyfinancial.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Highbury’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Highbury cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Highbury assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Highbury's SEC filings and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of advised or sponsored investment products; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Highbury; (11) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and Highbury; (12) the ability to attract and retain highly talented professionals; and (13) the impact of changes to tax legislation and, generally, the tax position of Highbury.

Highbury's filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Highbury Financial Inc.
Financial Highlights

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006

Revenue	$11,055,186	$—

Net Income	$974,899	$97,155

Cash Net Income (1)	$1,234,731	$97,155

Adjusted EBITDA (2)	$1,583,695	$154,350

Average shares outstanding - basic	9,527,000	7,345,000

Earnings per share - basic	$0.10	$0.01

Average shares outstanding - diluted	11,445,418	7,345,000

Earnings per share - diluted	$0.09	$0.01

Highbury Financial Inc.
Financial Highlights

	March 31, 2007	December 31, 2006

Cash and equivalents, short-term investments and marketable securities	$10,126,635	$6,248,705

Senior debt	$—	$—

Senior convertible debt	$—	$—

Mandatory convertible securities	$—	$—

Other long term obligations	$590,413	$—

Stockholders’ equity	$45,203,678	$44,228,779

Highbury Financial Inc.
Average Shares Outstanding

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006

Average shares outstanding - basic	9,527,000	7,345,000
Dilutive impact of warrants	1,918,418	—
Average shares outstanding - diluted	11,445,418	7,345,000

Highbury Financial Inc.
Reconciliations of Performance and Liquidity Measures

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006

Net Income	$974,899	$97,155
Intangible amortization	—	—
Intangible-related deferred taxes	224,968	—
Affiliate depreciation	34,864	—
Other non-cash expenses	—	—
Cash Net Income (1)	$1,234,731	$97,155

Net Income	$974,899	$97,155
Income tax expense	573,932	57,195
Interest expense	—	—
Intangible amortization	—	—
Depreciation and other amortization	34,864	—
Other non-cash expenses	—	—
Adjusted EBITDA (2)	$1,583,695	$154,350

Cash flow from operations	$2,440,247	$(169,413)
Interest expense	—	—
Current income tax provision	346,244	109,498
Changes in operating assets and liabilities	(989,697)	214,265
Changes in minority interest	(213,099)	—
Adjusted EBITDA (2)	$1,583,695	$154,350

Highbury Financial Inc.
Consolidated Balance Sheets

	March 31, 2007	December 31, 2006

Current assets:
Cash and equivalents	$7,607,019	$6,248,705
Short-term investments	1,514,606	-
Marketable securities	1,005,010	-
Accounts receivable	3,603,560	3,646,422
Prepaid expenses	128,550	221,220
Other current assets	-	13,670
Total current assets	13,858,745	10,130,017

Fixed assets, net	1,142,953	573,534
Identifiable intangibles	26,753,000	26,753,000
Goodwill	9,673,412	9,673,412
Deferred income taxes	-	87,276
Other long term assets	150,677	150,000

Total assets	$51,578,787	$47,367,239

Current liabilities:
Accounts payable and accrued expenses	$4,478,951	$2,269,470
Income taxes payable	316,333	242,089
Deferred income taxes	140,412	-
Total current liabilities	4,944,696	2,511,559

Deferred rent	590,413	-
Total liabilities	5,535,109	2,511,559

Minority interest (3)	840,000	626,901

Stockholders' equity:
Preferred stock, $0.0001 par value, authorized 1,000,000
shares; none issued	-	-
Common stock, $0.0001 par value, authorized 50,000,000
shares; issued and outstanding 9,527,000 shares
and 1,725,000, respectively	953	953
Additional paid-in capital	56,693,484	56,693,484
Retained income (deficit)	(11,490,759)	(12,465,658)
Total stockholders' equity	45,203,678	44,228,779

Total liabilities and stockholders' equity	$51,578,787	$47,367,239

Highbury Financial Inc.
Consolidated Statements of Income

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006

Revenue	$11,055,186	$-

Operating expenses:
Distribution and sub-advisory costs	$(5,226,124)	$-
Compensation and related expenses	(1,328,764)	-
Amortization of intangible assets	-	-
Depreciation and other amortization	(34,864)	-
Other operating expenses	(1,410,100)	(90,153)
Total expenses	(7,999,852)	(90,153)
Operating income / (loss)	3,055,334	(90,153)

Non-operating income:
Interest income	84,321	244,503
Investment income	5,000	-
Total non-operating income	89,321	244,503

Income before minority interest	3,144,655	154,350

Minority interest (3)	(1,595,824)	-

Income before provision for income taxes	1,548,831	154,350

Provision for income taxes:
Current	(346,244)	(109,498)
Deferred - Intangible-related	(224,968)	-
Deferred - Other	(2,720)	52,303
Total income taxes	(573,932)	(57,195)

Net income for the period	$974,899	$97,155

Weighted average shares outstanding, basic	9,527,000	7,345,000
Net income per share, basic	$0.10	$0.01

Weighted average shares outstanding, diluted	11,445,418	7,345,000
Net income per share, diluted	$0.09	$0.01

Highbury Financial Inc.
Consolidated Statements of Cash Flow

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006

Cash flows from operating activities:
Net income for the period	$974,899	$97,155

Adjustments to reconcile net income to
net cash used in operating activities:
(Increase) / decrease in deferred taxes	227,688	(52,303)
Depreciation and other amortization	34,864	-

Changes in operating assets and liabilities:
(Increase) / decrease in trust account	-	(310,458)
(Increase) / decrease in short-term investments	(1,514,606)	-
(Increase) / decrease in marketable securities	(5,000)	-
(Increase) / decrease in accounts receivable	42,862	-
(Increase) / decrease in prepaid expenses	92,670	(131,463)
(Increase) / decrease in other current assets	13,670	-
(Increase) / decrease in other long term assets	(677)	-
Increase / (decrease) in accounts payable and accrued expenses	2,218,481	52,203
Increase / (decrease) in deferred interest	-	65,955
Increase / (decrease) in income taxes payable	74,244	109,498
Increase / (decrease) in deferred rent	68,053	-
Increase / (decrease) in minority interest	213,099	-
Net cash used in operating activities	2,440,247	(169,413)

Cash flows from investing activities:
Cash held in trust account	-	(43,289,567)
Purchase of investments	(1,000,010)	-
Capital expenditures	(81,923)	-
Net cash used in investing activities	(1,081,933)	(43,289,567)

Cash flows from financing activities:
Proceeds from sale of shares of common stock and warrants	-	47,460,000
Proceeds from issuance of option	-	100
Payments of notes payable, stockholders	-	(70,000)
Payment of costs of public offering	-	(2,944,987)
Net cash provided by financing activities	-	44,445,113

Net increase in cash	1,358,314	986,133
Cash at beginning of period	6,248,705	36,902
Cash at end of period	$7,607,019	$1,023,035

Supplemental schedule of non-cash financing and investing activities:
Accrual of costs of public offering	$-	$206,586
Accrual of acquisition costs	-	673,333
Deferred rent and leasehold improvements recorded in connection with construction allowance	522,360	-

Supplemental disclosure of cash flow information:
Cash paid for taxes	$272,000	$2,146

Highbury Financial Inc.
Notes

(1)
As supplemental information, we provide information regarding Adjusted EBITDA, a non-GAAP liquidity measure. This measure is provided in addition to, but not as a substitute for, cash flow from operations.  Cash Net Income means the sum of (a) net income determined in accordance with GAAP, plus (b) amortization of intangible assets, plus (c) deferred taxes related to intangible assets, plus (d) affiliate depreciation, plus (e) other non-cash expenses. We consider Cash Net Income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of our interest in our affiliated investment management firm. Cash Net Income is not a measure of financial performance under GAAP and, as calculated by us, may not be consistent with computations of Cash Net Income by other companies. Cash Net Income is used by our management and board of directors as a performance benchmark.

Since our acquired assets do not generally depreciate or require replacement by us, and since they generate deferred tax expenses that are unlikely to reverse, we add back these non-cash expenses to Net Income to measure operating performance. We will add back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time. The portion of deferred taxes generally attributable to intangible assets (including goodwill) that we do not amortize but which generates tax deductions is added back, because these accruals would be used only in the event of a future sale of Aston or an impairment charge, which we consider unlikely. We will add back the portion of consolidated depreciation expense incurred by Aston because under Aston’s operating agreement we are not required to replenish these depreciating assets. We also add back expenses that we incur for financial reporting purposes for which there is no corresponding cash expense because such expenses cause our Net Income to be understated relative to our ability to generate cash flow to service debt, if any, finance accretive acquisitions, and repurchase securities, if appropriate.

(2)
As supplemental information, we provide a non-GAAP performance measure that we refer to as Cash Net Income. This measure is provided in addition to, but not as a substitute for, GAAP Net Income.  Adjusted EBITDA means the sum of (a) net income determined in accordance with GAAP, plus (b) amortization of intangible assets, plus (c) interest expense, plus (d) depreciation, plus (e) other non-cash expenses, plus (f) income tax expense. This definition of Adjusted EBITDA is consistent with the definition of EBITDA used in our credit facility. Adjusted EBITDA, as calculated by us, may not be consistent with computations of Adjusted EBITDA by other companies. As a measure of liquidity, we believe that Adjusted EBITDA is useful as an indicator of our ability to service debt, make new investments and meet working capital requirements. We provide this non-GAAP measure because our management uses this information when analyzing the Company’s financial position.

(3)
Minority interest on the Company’s income statement represents the profits or losses allocated to the Aston management owners for that period.  Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by the Aston management.